Exhibit 23.5

December 9, 2005

Our Ref.: 05-0123

C41700/M09

ChipMOS TECHNOLOGIES (Bermuda) LTD.

11F, No. 3, Lane 91, Dongmei Road

Hsinchu, Taiwan

Republic of China

Ladies and Gentlemen:

In connection with the registration under the United States Securities Act of 1933, as amended (the “Act”), of common shares, par value US$0.01 per share, and debt securities of ChipMOS TECHNOLOGIES (Bermuda) LTD., we act as your special counsel with respect to Republic of China Law.

We hereby consent to the reference to our name under the headings “Risk Factors”, “Related Party Transactions”, “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus contained in the registration statement filed today (the “Registration Statement”) relating to your common shares and debt securities, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated thereunder.

Sincerely yours,

LEE AND LI

/s/ Alex Jui-Lin Liu	/s/ Grace Wang
Alex Jui-Lin Liu	Grace Wang